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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-120707 on Form S-3 of our reports dated March 29, 2005, relating to the consolidated financial statements and financial statement schedule of WJ Communications, Inc. and to management's report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of WJ Communications, Inc. for the year ended December 31, 2004, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP Deloitte & Touche LLP San Jose, California June 22, 2005

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM